Exhibit 99.3
Employee FAQ

1.	What was announced today?

Today we announced that our Board of Directors has approved the sale of Immucor to TPG Capital, a leading investment firm.

We believe partnering with TPG Capital will help fuel Immucor’s growth and strengthen our leadership position in the global marketplace for transfusion medicine.

2.	Who is TPG Capital?

TPG Capital is a well-respected global investment company that seeks out well-managed, fundamentally solid businesses for long-term investments.  TPG Capital believes Immucor has a unique franchise bolstered by its superior automation technology and thoughtful go-to-market strategy.  Additionally, TPG Capital believes in the growth opportunities presented by our molecular immunohematology offering and by our expansion into new markets around the world.

TPG Capital invests in companies that have solid growth opportunities and offers extensive business knowledge, experience and resources to support and nurture global growth.  The firm currently invests in more than 200 businesses around the world representing a variety of industries and has extensive experience investing in healthcare businesses.

Additional information about TPG Capital can be found on the following website:  www.TPG.com

3.	Why is Immucor entering into this transaction?

Partnering with TPG Capital allows Immucor to be backed by the scalable resources of a global investment firm.

As you know, today we are a publicly traded company with our stock traded on the NASDAQ stock exchange.

When the transaction is completed, we will become a privately held company.  This change will afford us more flexibility as we look to continue to invest and grow our business.  We believe partnering with TPG Capital will facilitate the level of investment necessary to sustain and enhance Immucor’s franchise for many years to come and support our strategic goals of improving transfusion medicine.

4.	Will there be any changes for employees as a result of the proposed transaction?

There will be no changes as a result of the announcement.  It is business as usual.

We are pleased to be partnering with TPG Capital.  They believe in our vision for the future of transfusion medicine and share our commitment to doing what is best for the Company over the long term.

We believe Immucor can only benefit from TPG Capital’s extensive business knowledge, experience and resources as we look to continue to invest in our products and infrastructure to grow our business.

5.	Will there be any layoffs or other changes for employees as a result of this announcement?

There will be no changes as a result of the announcement.  It is business as usual.  Once the transaction is closed, we expect Immucor to gain the added benefit of the resources and expertise TPG Capital brings to our business.

6.	The press release mentioned a tender offer. What is that?

A tender offer is a process in which the stock of a company is purchased from its shareholders.  Shareholders are given the chance to “tender” or sell their stock for a set price (in this case $27.00 per share) during a set period of time.  Upon the successful completion of the tender offer, the transaction is complete and, in our case, we will begin our partnership with TPG Capital.

7.	How long before the transaction is completed?

The Company expects the transaction to close in the second half of 2011.  Closing is subject to antitrust review by the Federal Trade Commission and other customary conditions.

8.	What can we expect in the interim before the transaction closes?

It is business as usual.  You should see no impact to the day-to-day operations as a result of today’s announcement.

9.	How will I know more about the progress of the transaction?

Until the transaction closes, which we expect will be in the second half of 2011, it is business as usual.  If you have questions or concerns, please contact your supervisor who will help get you answers.

Once the transaction closes, we expect Immucor to gain the added benefit of the global resources and expertise of TPG Capital.  We want all of you to know how much we value your contributions to Immucor.  As we move through this process, we’ll rely on your continued dedication and focus.  You are the reason Immucor is successful.  TPG Capital considers you to be Immucor’s most valuable asset.

10.	I own shares in Immucor. What do I need to do?

Instructions on how to tender your shares will be mailed to all shareholders in the coming days.

11.	Will salaries and benefits be affected? Will my 401k or healthcare benefits change?

Immucor believes that employees should see no impact to day-to-day operations as a result of our partnership with TPG Capital.

As you know, we are in the middle of our fiscal 2011 Performance Management Cycle Appraisal to determine merit increases.  We expect this process to be completed, as scheduled, in August.

There are no current plans for benefit changes as a result of this transaction.

12.	I have stock options and/or restricted stock. What will happen to them?

Upon close of the transaction, all unvested restricted stock and stock options will vest immediately.  You will have the opportunity to convert your vested equity to cash at a price of $27.00 per share.  Please remember that if you are an option holder, the cash received would be equal to $27.00 minus the option exercise price, subject to any withholdings.

The restricted stock and options will be processed at closing.  You will receive a separate communication with further information at that time.

13.	I’m surprised by the timing of the CEO change in light of the transaction announcement. Can you give me any background on the CEO decision?

Decisions that determine the long-term direction of the Company do not occur quickly but instead are the result of long, thoughtful processes that take time to come to fruition.

The CEO change was the culmination of a two-year succession planning process conducted by the Company’s Board of Directors.  And, as we said at the time of the announcement, the Board felt strongly that we had found in Josh Levine the leader who could successfully guide Immucor through its next phase of growth.

Likewise, the decision to take the Company private was the result of a long and robust exploration of strategic alternatives.  When entering into a strategic alternatives process, there is no guarantee that a transaction will result.  And, indeed, many options were explored with no transaction occurring.

As these two processes were running in parallel, the timing of both processes coming to resolution at nearly the same time is coincidental.

Josh and TPG Capital will be working closely together after the transaction closes to identify the right path forward.

14.	What should I say if I’m contacted by media, financial community, or other third parties about the transaction?

It is likely that today’s news will lead to increased interest in Immucor and it’s important we speak with one voice on this matter.  If you receive any inquiries from the media, financial community, or other third parties please refer them to Michele Howard at 770-225-8622.

Notice to Investors
The planned tender offer described in this communication has not yet commenced. The description contained in this communication is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, IVD Holdings Inc. and IVD Acquisition Corporation will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the "SEC"), and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer.  These materials will be made available to the Company’s shareholders at no expense to them and may also be obtained by contacting the Company’s Investor Relations Department at 3130 Gateway Drive, Norcross, Georgia, telephone number (770) 441-2051.  All of these materials (and all other tender offer documents filed with the SEC) will also be made available at no charge at the SEC’s website (www.sec.gov).

Additional Information about the Merger and Where to Find It
In connection with the potential one-step merger, the Company will file a proxy statement with the SEC. Additionally, the Company will file other relevant materials with the SEC in connection with the proposed acquisition of the Company by IVD Holdings Inc. and IVD Acquisition Corporation pursuant to the terms of the merger agreement. The proxy statement and other material filed with the SEC will contain important information about the Company and the merger that should be read carefully before making any voting or investment decision with respect to the proposed merger.  These materials will be made available to the Company’s shareholders at no expense to them and may also be obtained by contacting the Company’s Investor Relations Department at 3130 Gateway Drive, Norcross, Georgia, telephone number (770) 441-2051.  All of these materials (and all other merger documents filed with the SEC) will also be made available at no charge at the SEC’s website (www.sec.gov).

The Company and its officers and directors, under the SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations, and interests of certain of the Company’s officers and directors, as well as other matters, in the Company’s proxy statement for its 2010 annual meeting of shareholders and the proxy statement and other relevant materials which will be filed with the SEC in connection with the merger. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s shareholders generally, will be set forth in the proxy statement relating to the merger.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this communication contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements regarding the anticipated acquisition of the Company by IVD Holdings Inc. and IVD Acquisition Corporation, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Forward-looking statements are not guarantees of future events and involve risks and uncertainties that actual events may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to, uncertainties as to how many of the Company’s shareholders will tender their stock in the offer, the possibility that competing offers will be made, unexpected costs or liabilities, the result of the review of the proposed transaction by various regulatory agencies and any conditions imposed in connection with the consummation of the transaction, and the possibility that various closing conditions for the transaction may not be satisfied or waived.  Other factors that may cause actual results to differ materially include those set forth in the reports that the Company files from time to time with the SEC, including its annual report on Form 10-K for the year ended May 31, 2010 and quarterly and current reports on Form 10-Q and Form 8-K. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.